Exhibit 16.2

[PRICEWATERHOUSECOOPERS LETTERHEAD]

March 6, 2007

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by SunTrust Banks, Inc. (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of Amendment No. 2 to the Form 8-K of SunTrust Banks, Inc. dated September 26, 2006. We agree with the statements concerning our Firm in Amendment No. 2 to such Form 8-K.

Very truly yours,

/s/ PricewaterhouseCoopers LLP